                                                                      EXHIBIT 21

INTERNATIONAL DAIRY QUEEN, INC.
EXHIBIT
SUBSIDIARIES OF REGISTRANT

..............................................................................
                                                              JURISDICTION OF
SUBSIDIARY (1)                                                 INCORPORATION
..............................................................................

American Dairy Queen Corporation............................  Delaware
Orange Julius of America....................................  California
DQF, Inc....................................................  Minnesota
Golden Skillet International, Inc...........................  Minnesota
Karmelkorn Shoppes, Inc.....................................  Delaware
Dairy Queen Canada, Inc. (2)(3).............................  Canada (Federal)

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(1)  All subsidiaries are 100% owned by Registrant.

(2) IDQ Canada, Inc. [Canada (Federal)] is a wholly-owned subsidiary of Dairy Queen Canada, Inc.

(3) Orange Julius Canada, Ltd. [Canada (Federal)] is a wholly-owned subsidiary of Dairy Queen Canada, Inc.
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  Registrant also owns 60% of the outstanding capital stock of Firstaff, Inc., a
Minnesota corporation and 15% of the outstanding capital stock of Dairy Queen (Japan) Company, Ltd., a Japanese corporation.